ADMINISTRATION & ACCOUNTING
                                SERVICE AGREEMENT

                                     BETWEEN

                               QUESTAR FUNDS, INC.
                             PHEONIX MANAGEMENT FUND

                                       AND

                          AMERICAN DATA SERVICES, INC.









                                      LOGO








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                                      INDEX
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1.   APPOINTMENT AND DELIVERY OF DOCUMENTS.....................................3


2.   DUTIES OF ADS.............................................................4


3.   COMPENSATION OF ADS.......................................................7


4.   EXPENSES ASSUMED AS ADMINISTRATOR.........................................7


5.   RESPONSIBILITY AND INDEMNIFICATION........................................8


6.   REPORTS...................................................................8


7.   ADDITIONAL FUNDS AND CLASSES..............................................9


8.   ACTIVITIES OF ADS.........................................................9


9.   RECORDS...................................................................9


10.  CONFIDENTIALITY..........................................................10


11.  EFFECTIVENESS, DURATION, AND TERMINATION.................................10


12.  ASSIGNMENT...............................................................11


13.  FORCE MAJEURE............................................................11


14.  SERVICE DAYS.............................................................12


15.  LIMITATION OF SHAREHOLDER & TRUSTEE LIABILITY............................12


16.  NOTICES..................................................................12


17.  MISCELLANEOUS............................................................13


SCHEDULE A....................................................................15

(A)  ADMINISTRATIVE SERVICE FEE:..............................................15
FEE INCREASES.................................................................15
(B)  EXPENSES.................................................................16
(C)  STATE REGISTRATION (BLUE SKY) FEES:......................................16
(D)  SPECIAL REPORTS:.........................................................16
(E)  SERVICE DEPOSIT:.........................................................16

SCHEDULE B....................................................................17


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                  QUESTAR FUNDS, INC.: PHEONIX MANAGEMENT FUND
                        ADMINISTRATIVE SERVICES AGREEMENT


         AGREEMENT made this 21st day of December, 1999, by and between the Questar Funds, Inc., Pheonix Management Fund, a Maryland Corporation, having its principal office and place of business at 150 Motor Parkway, Suite 109, Hauppauge, NY 11788 (the "Corporation"), and American Data Services, Inc., a New York corporation having its principal office and place of business at the Hauppauge Corporate Center, 150 Motor Parkway, Suite 109, Hauppauge, New York 11788 ("ADS").

         WHEREAS, the Corporation is an open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Corporation is authorized to issue shares ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and is authorized to divide those series into separate classes; and

         WHEREAS, the Corporation offers shares in the series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Corporation and made subject to this Agreement in accordance with Section 13, being herein referred to as a "Fund," and collectively as the "Funds") and the Corporation offers shares of the classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by the Corporation in a Fund being herein referred to as a "Class," and collectively as the "Classes"); and

         WHEREAS, the Corporation desires that ADS perform certain administrative services for each Fund and Class thereof and ADS is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Corporation and ADS hereby agree as follows:

1       APPOINTMENT AND DELIVERY OF DOCUMENTS

         (a) The Corporation hereby appoints ADS, and ADS hereby agrees, to act as administrator of the Corporation for the period and on the terms set forth in this Agreement.

         (b) In connection therewith, the Corporation has delivered to ADS copies of

                  (i) the Corporation's Articles of Incorporation and Bylaws (collectively, as amended from time to time, "Organic Documents"),



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                  (ii) the Corporation's Registration Statement on Form N-1A and
all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"),

                  (iii) the Corporation's notification of registration under the 1940 Act on Form N-8A as filed with the SEC;

                  (iv) the Corporation's current Prospectus and Statement of Additional Information for each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus"),

                  (v) each current plan of distribution or similar document adopted by the Corporation under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Corporation ("Service Plan"), and

                  (vi) all procedures adopted by the Corporation with respect to the Funds (e.g., procedures relating to rule 17a-7 transactions, repurchase agreements, etc.), and shall promptly furnish ADS with all amendments of or supplements to the foregoing. The Corporation shall deliver to ADS a certified copy of the resolution of the Board of Trustees of the Corporation (the "Board") appointing ADS and authorizing the execution and delivery of this Agreement.

2       DUTIES OF ADS.

         (a) Subject to the direction and control of the Board, ADS shall manage all aspects of the Corporation's operations with respect to the Funds except those that are the responsibility of any other service provider hired by the Corporation, all in such manner and to such extent as may be authorized by the Board.

         (b) ADS shall provide persons suitable to the Board to serve as officers of the Corporation;

         (c) ADS will provide the Fund with the adequate general office space, communication facilities and personnel to perform the services for the Fund described in this Section 2.

         (d) oversee the performance of administrative and professional services rendered to the Corporation by others, including its custodian, transfer agent and dividend disbursing agent as well as legal, auditing, shareholder servicing and other services performed for the Funds, including:

                  (i) the preparation and maintenance by the Corporation's custodian, transfer agent, dividend disbursing agent and fund accountant in such form, for such periods and in such locations as may be required by applicable United States law, of all documents and records relating to the operation of the Corporation required to be prepared or maintained by the Corporation or its agents pursuant to applicable law;


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                  (ii) the reconciliation of account information and balances among the Corporation's custodian, transfer agent, dividend disbursing agent and fund accountant;

                  (iii) the transmission of purchase and redemption orders for Shares; and

                  (iv) the performance of fund accounting, including the calculation of the net asset value of the Shares;

         (e) assist each Fund's investment adviser in monitoring Fund holdings for compliance with Prospectus investment restrictions and assist in preparation of periodic compliance reports, as applicable;

         (f) Prepare and coordinate the printing of semi-annual and annual financial statements;

         (g) Prepare selected management reports for performance and compliance analyses agreed upon by the Fund and Administrator from time to time;

         (h) advise the Corporation and the Board on matters concerning the Corporation and its affairs;

         (i) with the cooperation of the counsel to the Corporation, the investment advisers, officers of the Trust and other relevant parties, prepare and disseminate materials for meetings of the Board, including agendas and selected financial information as agreed upon by the Fund and ADS from time to time; attend and participate in Board meetings to the extent requested by the Board; and prepare or cause to be prepared minutes of the meetings of the Board;

         (j) Determine income and capital gains available for distribution and calculate distributions required to meet regulatory, income, and excise tax requirements, to be reviewed by the Fund's independent public accountants;

         (k) Prepare the Fund's federal, state, and local tax returns to be reviewed by the Fund's independent public accountants;

         (l) Prepare and maintain the Fund's operating expense budget to determine proper expense accruals to be charged to the Fund in order to calculate it's daily net asset value;

         (m) in consultation with counsel for the Corporation, assist in and oversee the preparation, filing, printing and where applicable, dissemination to shareholders of the following:


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                  (i) amendments to the Corporation's Registration Statement on
Form N-1A;

                  (ii) periodic reports to the Funds' shareholders and the Commission, including but not limited to annual reports and semi-annual reports;

                  (iii) notices pursuant to Rule 24f-2;

                  (iii) proxy materials; and

                  (iv) reports to the SEC on Form N-SAR.

         (m) coordinate the Fund's annual or SEC audit by:

                  (i) assisting the Fund's independent auditors, or, upon approval of the Fund, any regulatory body, in any requested review of the Fund's accounts and records;

                  (ii) providing appropriate financial schedules (as requested by the Fund's independent public accountants or SEC examiners); and,

                  (iii) providing office facilities as may be required.

         (n) after consultation with counsel for the Corporation and the investment adviser, determine the jurisdictions in which Shares of the Fund shall be registered or qualified for sale; register, or prepare applicable filings with respect to, the Shares with the various state and other securities commissions, provided that all fees for the registration of Shares or for qualifying or continuing the qualification of the Funds shall be paid by the Fund

         (o) monitor sales of Shares, ensure that the Shares are properly and duly registered with the SEC;

         (p) oversee the calculation of performance data for dissemination to information services covering the investment company industry, for sales literature of the Corporation and other appropriate purposes;

         (q) prepare, or cause to be prepared, expense and financial reports, including Fund budgets, expense reports, pro-forma financial statements, expense and profit/loss projections and fee waiver/expense reimbursement projections on a periodic basis;

         (r) authorize the payment of Corporation expenses and pay, from Corporation assets, all bills of the Corporation;

         (s) assist the Corporation in the selection of other service providers, such as independent accountants, law firms and proxy solicitors; and



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perform such other recordkeeping, reporting and other tasks as may be specified from time to time in the procedures adopted by the Board; provided, that ADS need not begin performing any such task except upon 65 days' notice and pursuant to mutually acceptable compensation agreements.

         (t) ADS shall provide such other services and assistance relating to the affairs of the Corporation as the Corporation may, from time to time, reasonably request pursuant to mutually acceptable compensation agreements.

         (u) Except with respect to ADS's duties as set forth in this Section 2 and except as otherwise specifically provided herein, the Corporation assumes all responsibility for ensuring that the Corporation complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Corporation. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

         (v) In order for ADS to perform the services required by this Section 2, the Corporation (i) shall cause all service providers to the Corporation to furnish any and all information to ADS, and assist ADS as may be required and
(ii) shall ensure that ADS has access to all records and documents maintained by the Corporation or any service provider to the Corporation.

ADS shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

3.      COMPENSATION OF ADS.

         In consideration of the services to be performed by ADS as set forth herein for each portfolio listed in Schedule B, ADS shall be entitled to receive compensation and reimbursement for all reasonable out-of-pocket expenses. The Fund agrees to pay ADS the fees and reimbursement of out-of-pocket expenses as set forth in the fee schedule attached hereto as Schedule A.


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4.      EXPENSES ASSUMED AS ADMINISTRATOR.

         Except as specifically stated in this Agreement, ADS shall pay all expenses incurred by it in performing its services and duties as Administrator. The Corporation will bear all other expenses to be incurred in the operation of the Funds (other than those borne by the Adviser) including taxes, interest, brokerage fees and commissions, if any, fees of Directors who are not officers, directors, partners, employees or holders of five percent or more of the outstanding voting securities of the Adviser or ADS or any of their affiliates, Securities and Exchange Commission fees and state blue sky registration or qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, payments under the Plans, certain insurance premiums, outside auditing and legal expenses, costs of maintaining corporate existence, costs attributable to shareholder services, including without limitation telephone and personnel expenses, costs of preparing and printing Prospectuses for regulatory purposes, costs of shareholders' reports and Corporation meetings and any extraordinary expenses

5.       RESPONSIBILITY AND INDEMNIFICATION.

         (a) ADS shall be held to the exercise of reasonable care in carrying out the provisions of the Agreement, but shall be without liability to the Fund for any action taken or omitted by it in good faith without gross negligence, bad faith, willful misconduct or reckless disregard of its duties hereunder. It shall be entitled to rely upon and may act upon the accounting records and reports generated by the Fund, advice of the Fund, or of counsel for the Fund and upon statements of the Fund's independent accountants, and shall be without liability for any action reasonably taken or omitted pursuant to such records and reports or advice, provided that such action is not, to the knowledge of ADS, in violation of applicable federal or state laws or regulations, and provided further that such action is taken without gross negligence, bad faith, willful misconduct or reckless disregard of its duties.

         (b) ADS shall not be liable to the Fund for any error of judgment or mistake of law or for any loss arising out of any act or omission by ADS in the performance of its duties hereunder except as hereinafter set forth. Nothing herein contained shall be construed to protect the Administrator against any liability to the Fund or its security holders to which ADS shall otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties on behalf of the Fund, reckless disregard of ADS's obligations and duties under this Agreement or the willful violation of any applicable law.

         (c) Except as may otherwise be provided by applicable law, neither ADS nor its stockholders, officers, directors, employees or agents shall be subject to, and the Fund shall indemnify and hold such persons harmless from and against, any liability for and any damages, expenses or losses incurred by reason of the inaccuracy of information furnished to ADS by the Fund or its authorized agents or in connection with any error in judgment or mistake of law or any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, by reason of reckless disregard of ADS's obligations and duties under this Agreement or the willful violation of any applicable law.

6.       REPORTS.

         (a) The Fund shall provide to ADS on a quarterly basis a report of a duly authorized officer of the Fund representing that all information furnished to ADS during the preceding quarter was true, complete and correct to the best of its knowledge. ADS shall not be responsible for the accuracy of any information furnished to it by the Fund, and the Fund shall hold ADS harmless in regard to any liability incurred by reason of the inaccuracy of such information.


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         (b) ADS shall provide to the Board of Directors of the Fund, on a quarterly basis, a report, in such a form as ADS and the Fund shall from time to time agree, representing that, to its knowledge, the Fund was in compliance with all requirements of applicable federal and state law, including without limitation, the rules and regulations of the Securities and Exchange Commission and the Internal Revenue Service, or specifying any instances in which the Fund was not so in compliance. Whenever, in the course of performing its duties under this Agreement, ADS determines, on the basis of information supplied to ADS by the Fund, that a violation of applicable law has occurred, or that, to its knowledge, a possible violation of applicable law may have occurred or, with the passage of time, could occur, ADS shall promptly notify the Fund and its counsel of such violation.

7.       ADDITIONAL FUNDS AND CLASSES

         In the event that the Corporation establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and Classes under this Agreement. ADS or the Corporation may elect not to make any such series or classes subject to this Agreement.

8.         ACTIVITIES OF ADS.

            (a) ADS shall be free to render similar services to others so long as its services hereinunder are not impaired thereby.

            (b) ADS may subcontract any or all of its responsibilities pursuant to this Agreement to one or more corporations, trusts, firms, individuals or associations, which may be affiliated persons of Forum, who agree to comply with the terms of this Agreement; provided, that any such subcontracting shall not relieve Forum of its responsibilities hereunder. Forum may pay those persons for their services, but no such payment will increase Forum's compensation from the Trust.

9.       RECORDS.

         ADS shall maintain records relating to its services, such as journals, ledger accounts and other records, as are required to be maintained under the 1940 Act and Rule 31a-1 thereunder. The books and records pertaining to the Corporation that are in possession of ADS shall be the property of the Corporation. The Corporation, or the Corporation's authorized representatives, shall have access to such books and records at all times during ADS's normal business hours. Upon the reasonable request of the Corporation, copies of any such books and records shall be provided promptly by ADS to the Corporation or the Corporation's authorized representatives. In the event the Corporation designates a successor that assumes any of ADS's obligations hereunder, ADS shall, at the expense and direction of the Corporation, transfer to such successor all relevant books, records and other data established or maintained by ADS under this Agreement.


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



10.      CONFIDENTIALITY.

         ADS agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that ADS may

         (a) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

         (b) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

         (c) release such other information as approved in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where ADS may be exposed to civil or criminal contempt proceedings for failure to release the information, when requested to divulge such information by duly constituted authorities or when so requested by the Trust.


11.      EFFECTIVENESS, DURATION, AND TERMINATION

         (a) This Agreement shall become effective on the date first above written.

         (b) This Agreement shall remain in effect for a period of three (3) years from the date of its effectiveness and shall continue in effect for successive twelve-month periods; provided that such continuance is specifically approved at least annually by the Board and by a majority of the Trustees who are not parties to this Agreement or interested persons of any such party.

         (c) In the event of a material breach of this Agreement by either party, the non-breaching part shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall by 45 days to remedy the breach. If said breach is not remedied to the reasonable satisfaction of the non-breaching party, the non-breaching party may thereafter terminate this Agreement immediately.


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         If after such termination for so long as ADS, with the written consent of the Corporation, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation, the provisions dealing with indemnification, shall continue in full force and effect.

         Compensation due ADS and unpaid by the Corporation upon such termination shall be immediately due and payable upon, and notwithstanding, such termination.

         (d) If at any time during the initial or any subsequent term of this Agreement, ADS is replaced as transfer agent for any reason other than for a material breach of this Agreement which ADS does not cure within a reasonable time, or the Fund is merged into or sells all (or substantially all) of its assets to another fund or family of funds for which ADS does not serve as transfer agent, then the Fund shall, immediately upon demand by ADS, make a one time cash payment equal to the net present value of the revenues ADS would have earned during the remainder of the initial or subsequent term of the Agreement, as the case may be, at the fee rate in effect at the time of such event (including any applicable minimum).

         For purposes of this paragraph, the asset figured used to calculate the fee due ADS hereunder shall be the highest monthly average assets of the Fund at any time during the 12 months immediately preceding the termination of ADS (or the merger or sale of assets) of the Fund.

         If the Corporation terminates this Agreement ADS shall be entitled to collect from the Corporation, in addition to the compensation described under
Section 2 hereof, the amount of all of ADS's reasonable cash disbursements for services in connection with ADS's' activities in effecting such termination, including without limitation, the delivery to the Corporation and/or its designees of the Corporation's property, records, instruments and documents, or any copies thereof. Subsequent to such termination, for a reasonable fee, ADS will provide the Corporation with reasonable access to all Corporation documents or records, if any, remaining in its possession. Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, ADS reserves the right to charge for any other reasonable costs and expenses associated with such termination.

         (e) The obligations of Sections 2 and 3 shall survive any termination of this Agreement

12.      ASSIGNMENT.

         This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the prior written consent of ADS.


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13.  FORCE MAJEURE

            ADS shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

14.  SERVICE DAYS

            Nothing contained in this Agreement is intended to or shall require ADS, in any capacity under this Agreement, to perform any functions or duties on any day other than a business day of the Trust or of a Fund. Functions or duties normally scheduled to be performed on any day which is not a business day of the Trust or of a Fund shall be performed on, and as of, the next business day, unless otherwise required by law.

[Note section 16 is for use with business trusts only]
15.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

            The trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and ADS agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which Forum's rights or claims relate in settlement of such rights or claims, and not to the trustees of the Trust or the shareholders of the Funds.

16.      NOTICES.

         All notices and other communications hereunder shall be in writing, shall be deemed to have been given when delivered in person or by certified mail, return receipt requested, and shall be given to the following addresses (or such other addresses as to which notice is given):

         To the Fund:

                  Michael Miola
                  President and Chairman of the Board
                  Questar Funds, Inc., Pheonix Management Fund
                  150 Motor Parkway, Suite 109
                  Hauppauge, NY  11788


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         To ADS:

                  Richard Butt
                  President
                  American Data Services, Inc.
                  150 Motor Parkway, Suite 109
                  Hauppauge, NY  11788


13.         MISCELLANEOUS

         (a) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

         (b) Except for Appendix A to add new Funds and Classes in accordance with Section 6, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (c) The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of New York or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

         (e) The parties may execute this Agreement on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (i) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

         (j) No affiliated person, employee, agent, director, officer or manager of Forum shall be liable at law or in equity for Forum's obligations under this Agreement.

         (k) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


QUESTAR FUNDS, INC., PHEONIX MANAGEMENT FUND




By:    ___________________________________________________
         Michael Miola, President, Chairman of the Board



AMERICAN DATA SERVICES, INC.



By:    ___________________________
         Richard Butt, President




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                  QUESTAR FUNDS, INC.: PHEONIX MANAGEMENT FUND
                                   SCHEDULE A


         (a) ADMINISTRATIVE SERVICE FEE:

__________________For the services rendered by ADS in its capacity as administrator, as specified in Paragraph 1. DUTIES OF ADS., the Fund shall pay ADS within ten (10) days after receipt of an invoice from ADS at the beginning of each month, a fee equal to the greater of:

          CALCULATED FEE WILL BE BASED UPON PRIOR MONTH AVERAGE NET ASSETS:
         (No prorating partial months)

         NOTE: The following administrative service fees are per portfolio serviced plus out-of-pocket expenses.

         MINIMUM FEE:

         Under $5 million....................................$      3,000
         From $5 million to $10 Million......................       3,500
         From $10 million to $20 million.....................       4,000
         From $20 million on.................................       4,500

         OR,

         NET ASSET CHARGE:

         First $75 Million of average monthly net assets of Fund 1/12th of 0.15% (15 basis points), plus
         Next $75 Million of average monthly net assets of Fund 1/12th of 0.10% (10 basis points), plus
         Over $150 Million of average monthly net assets of Fund 1/12th of 0.07% (7 basis points).

         FEE WAIVER:

         A fee waiver of 40% will be in place for the first year of the Fund until November 30, 2000 or until the assets exceed $10 million.

         FEE INCREASES

         On each annual anniversary date of this Agreement, the fees enumerated above will be increased by the change in the Consumer Price Index for the Northeast region (CPI) for the twelve-month period ending with the month preceding such annual anniversary date.

          (b) EXPENSES.

         The following expenses will be charged to the Fund as incurred by ADS in connection with the performance of its duties to include

         The Fund shall reimburse ADS for any out-of-pocket expenses, exclusive of salaries, advanced by ADS in connection with but not limited to the printing or filing of documents for the Fund, travel, daily quotation fees (currently $0.10 for equity & $0.58 for debt positions), capital change information, telephone toll charges, facsimile transmissions, supplies (related to fund records), record storage, postage and courier charges, pro-rata portion of SAS 70 review, and NASDAQ insertion fee ($22 per month).incurred in connection with the performance of its duties hereunder. ADS shall provide the Fund with a monthly invoice of such expenses and the Fund shall reimburse ADS within fifteen
(15) days after receipt thereof.


          (c) STATE REGISTRATION (BLUE SKY) SURCHARGE:

__________________The fees enumerated in paragraph (a) above do not include the initial state registration, renewal and maintenance of registrations (as detailed in Paragraph 1(l) DUTIES OF ADS). Each state registration requested will be subject to the following fees:

                                Initial registration ............... $295.00
                                Registration renewal ............... $150.00
                                Sales reports (if required) ........ $ 25.00

         (d) SPECIAL REPORTS.

__________________All reports and /or analyses requested by the Fund, its auditors, legal counsel, portfolio manager, or any regulatory agency having jurisdiction over the Fund, that are not in the normal course of fund administrative activities as specified in Section 1 of this Agreement shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

                                Labor:
                                  Senior staff - $150.00/hr.
                                  Junior staff - $ 75.00/hr.
                                  Computer time -$ 45.00/hr.

         (e) SERVICE DEPOSIT.

         The Fund will remit to ADS upon execution of this Agreement a security deposit equal to one (1) month's minimum fee under this Agreement, computed in accordance with the number of portfolios listed in Schedule B of this Agreement. The Fund will have the option to have the security deposit applied to the last month's service fee, or applied to any new contract between the Fund and ADS.

         However, if the Fund elects or is forced to terminate this Agreement for any reason what-so-ever (including, but not limited to, the voluntary or involuntary termination of the Fund, liquidation of the Fund's assets, the sale or merger of the Fund or it's assets to any successor entity) prior to the termination date of this Agreement as specified in Paragraph 8 of this Agreement, the Fund will forfeit the Security Deposit paid to ADS upon execution of this Agreement.

                                   SCHEDULE B

                 PORTFOLIOS TO BE SERVICED UNDER THIS AGREEMENT:

                             Pheonix Management Fund

                           ADMINISTRATION & ACCOUNTING
                                SERVICE AGREEMENT

                                     BETWEEN

                               QUESTAR FUNDS, INC.
                                MACROTRENDS FUND

                                       AND

                          AMERICAN DATA SERVICES, INC.


















                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                                      INDEX
--------------------------------------------------------------------------------



1.   APPOINTMENT AND DELIVERY OF DOCUMENTS.....................................3


2.   DUTIES OF ADS.............................................................4


3.   COMPENSATION OF ADS.......................................................7


4.   EXPENSES ASSUMED AS ADMINISTRATOR.........................................7


5.   RESPONSIBILITY AND INDEMNIFICATION........................................8


6.   REPORTS...................................................................8


7.   ADDITIONAL FUNDS AND CLASSES..............................................9


8.   ACTIVITIES OF ADS.........................................................9


9.   RECORDS...................................................................9


10.  CONFIDENTIALITY..........................................................10


11.  EFFECTIVENESS, DURATION, AND TERMINATION.................................10


12.  ASSIGNMENT...............................................................11


13.  FORCE MAJEURE............................................................11


14.  SERVICE DAYS.............................................................12


15.  LIMITATION OF SHAREHOLDER & TRUSTEE LIABILITY............................12


16.  NOTICES..................................................................12


17.  MISCELLANEOUS............................................................13


SCHEDULE A....................................................................15

(A) ADMINISTRATIVE SERVICE FEE:...............................................15
FEE INCREASES.................................................................15
(B)  EXPENSES.................................................................16
(C)  STATE REGISTRATION (BLUE SKY) FEES:......................................16
(D)  SPECIAL REPORTS:.........................................................16
(E)  SERVICE DEPOSIT:.........................................................16

SCHEDULE B....................................................................17

                      QUESTAR FUNDS, INC.: MACROTRENDS FUND
                        ADMINISTRATIVE SERVICES AGREEMENT


         AGREEMENT made this 21st day of December, 1999, by and between the Questar Funds, Inc., MacroTrends Fund, a Maryland Corporation, having its principal office and place of business at 150 Motor Parkway, Suite 109, Hauppauge, NY 11788 (the "Corporation"), and American Data Services, Inc., a New York corporation having its principal office and place of business at the Hauppauge Corporate Center, 150 Motor Parkway, Suite 109, Hauppauge, New York 11788 ("ADS").

         WHEREAS, the Corporation is an open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Corporation is authorized to issue shares ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and is authorized to divide those series into separate classes; and

         WHEREAS, the Corporation offers shares in the series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Corporation and made subject to this Agreement in accordance with Section 13, being herein referred to as a "Fund," and collectively as the "Funds") and the Corporation offers shares of the classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by the Corporation in a Fund being herein referred to as a "Class," and collectively as the "Classes"); and

         WHEREAS, the Corporation desires that ADS perform certain administrative services for each Fund and Class thereof and ADS is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Corporation and ADS hereby agree as follows:

1       APPOINTMENT AND DELIVERY OF DOCUMENTS

         (a) The Corporation hereby appoints ADS, and ADS hereby agrees, to act as administrator of the Corporation for the period and on the terms set forth in this Agreement.

         (b) In connection therewith, the Corporation has delivered to ADS copies of

                  (i) the Corporation's Articles of Incorporation and Bylaws (collectively, as amended from time to time, "Organic Documents"),

                  (ii) the Corporation's Registration Statement on Form N-1A and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"),

                  (iii) the Corporation's notification of registration under the 1940 Act on Form N-8A as filed with the SEC;

                  (iv) the Corporation's current Prospectus and Statement of Additional Information for each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus"),

                  (v) each current plan of distribution or similar document adopted by the Corporation under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Corporation ("Service Plan"), and

                  (vi) all procedures adopted by the Corporation with respect to the Funds (e.g., procedures relating to rule 17a-7 transactions, repurchase agreements, etc.), and shall promptly furnish ADS with all amendments of or supplements to the foregoing. The Corporation shall deliver to ADS a certified copy of the resolution of the Board of Trustees of the Corporation (the "Board") appointing ADS and authorizing the execution and delivery of this Agreement.

2       DUTIES OF ADS.

         (a) Subject to the direction and control of the Board, ADS shall manage all aspects of the Corporation's operations with respect to the Funds except those that are the responsibility of any other service provider hired by the Corporation, all in such manner and to such extent as may be authorized by the Board.

         (b) ADS shall provide persons suitable to the Board to serve as officers of the Corporation;

         (c) ADS will provide the Fund with the adequate general office space, communication facilities and personnel to perform the services for the Fund described in this Section 2.

         (d) oversee the performance of administrative and professional services rendered to the Corporation by others, including its custodian, transfer agent and dividend disbursing agent as well as legal, auditing, shareholder servicing and other services performed for the Funds, including:

                  (i) the preparation and maintenance by the Corporation's custodian, transfer agent, dividend disbursing agent and fund accountant in such form, for such periods and in such locations as may be required by applicable United States law, of all documents and records relating to the operation of the Corporation required to be prepared or maintained by the Corporation or its agents pursuant to applicable law;

                  (ii) the reconciliation of account information and balances among the Corporation's custodian, transfer agent, dividend disbursing agent and fund accountant;

                  (iii) the transmission of purchase and redemption orders for Shares; and

                  (iv) the performance of fund accounting, including the calculation of the net asset value of the Shares;

         (e) assist each Fund's investment adviser in monitoring Fund holdings for compliance with Prospectus investment restrictions and assist in preparation of periodic compliance reports, as applicable;

         (f) Prepare and coordinate the printing of semi-annual and annual financial statements;

         (g) Prepare selected management reports for performance and compliance analyses agreed upon by the Fund and Administrator from time to time;

         (h) advise the Corporation and the Board on matters concerning the Corporation and its affairs;

         (i) with the cooperation of the counsel to the Corporation, the investment advisers, officers of the Trust and other relevant parties, prepare and disseminate materials for meetings of the Board, including agendas and selected financial information as agreed upon by the Fund and ADS from time to time; attend and participate in Board meetings to the extent requested by the Board; and prepare or cause to be prepared minutes of the meetings of the Board;

         (j) Determine income and capital gains available for distribution and calculate distributions required to meet regulatory, income, and excise tax requirements, to be reviewed by the Fund's independent public accountants;

         (k) Prepare the Fund's federal, state, and local tax returns to be reviewed by the Fund's independent public accountants;

         (l) Prepare and maintain the Fund's operating expense budget to determine proper expense accruals to be charged to the Fund in order to calculate it's daily net asset value;

         (m) in consultation with counsel for the Corporation, assist in and oversee the preparation, filing, printing and where applicable, dissemination to shareholders of the following:

                  (i) amendments to the Corporation's Registration Statement on Form N-1A;

                  (ii) periodic reports to the Funds' shareholders and the Commission, including but not limited to annual reports and semi-annual reports;

                  (iii) notices pursuant to Rule 24f-2;

                  (iii) proxy materials; and

                  (iv) reports to the SEC on Form N-SAR.

         (m) coordinate the Fund's annual or SEC audit by:

                  (i) assisting the Fund's independent auditors, or, upon approval of the Fund, any regulatory body, in any requested review of the Fund's accounts and records;

                  (ii) providing appropriate financial schedules (as requested by the Fund's independent public accountants or SEC examiners); and,

                  (iii) providing office facilities as may be required.

         (n) after consultation with counsel for the Corporation and the investment adviser, determine the jurisdictions in which Shares of the Fund shall be registered or qualified for sale; register, or prepare applicable filings with respect to, the Shares with the various state and other securities commissions, provided that all fees for the registration of Shares or for qualifying or continuing the qualification of the Funds shall be paid by the Fund

         (o) monitor sales of Shares, ensure that the Shares are properly and duly registered with the SEC;

         (p) oversee the calculation of performance data for dissemination to information services covering the investment company industry, for sales literature of the Corporation and other appropriate purposes;

         (q) prepare, or cause to be prepared, expense and financial reports, including Fund budgets, expense reports, pro-forma financial statements, expense and profit/loss projections and fee waiver/expense reimbursement projections on a periodic basis;

         (r) authorize the payment of Corporation expenses and pay, from Corporation assets, all bills of the Corporation;

         (s) assist the Corporation in the selection of other service providers, such as independent accountants, law firms and proxy solicitors; and

perform such other recordkeeping, reporting and other tasks as may be specified from time to time in the procedures adopted by the Board; provided, that ADS need not begin performing any such task except upon 65 days' notice and pursuant to mutually acceptable compensation agreements.

         (t) ADS shall provide such other services and assistance relating to the affairs of the Corporation as the Corporation may, from time to time, reasonably request pursuant to mutually acceptable compensation agreements.

         (u) Except with respect to ADS's duties as set forth in this Section 2 and except as otherwise specifically provided herein, the Corporation assumes all responsibility for ensuring that the Corporation complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Corporation. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

         (v) In order for ADS to perform the services required by this Section 2, the Corporation (i) shall cause all service providers to the Corporation to furnish any and all information to ADS, and assist ADS as may be required and
(ii) shall ensure that ADS has access to all records and documents maintained by the Corporation or any service provider to the Corporation.

ADS shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

3       COMPENSATION OF ADS.

         In consideration of the services to be performed by ADS as set forth herein for each portfolio listed in Schedule B, ADS shall be entitled to receive compensation and reimbursement for all reasonable out-of-pocket expenses. The Fund agrees to pay ADS the fees and reimbursement of out-of-pocket expenses as set forth in the fee schedule attached hereto as Schedule A.

4.      EXPENSES ASSUMED AS ADMINISTRATOR.

         Except as specifically stated in this Agreement, ADS shall pay all expenses incurred by it in performing its services and duties as Administrator. The Corporation will bear all other expenses to be incurred in the operation of the Funds (other than those borne by the Adviser) including taxes, interest, brokerage fees and commissions, if any, fees of Directors who are not officers, directors, partners, employees or holders of five percent or more of the outstanding voting securities of the Adviser or ADS or any of their affiliates, Securities and Exchange Commission fees and state blue sky registration or qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, payments under the Plans, certain insurance premiums, outside auditing and legal expenses, costs of maintaining corporate existence, costs attributable to shareholder services, including without limitation telephone and personnel expenses, costs of preparing and printing Prospectuses for regulatory purposes, costs of shareholders' reports and Corporation meetings and any extraordinary expenses

5.       RESPONSIBILITY AND INDEMNIFICATION.

         (a) ADS shall be held to the exercise of reasonable care in carrying out the provisions of the Agreement, but shall be without liability to the Fund for any action taken or omitted by it in good faith without gross negligence, bad faith, willful misconduct or reckless disregard of its duties hereunder. It shall be entitled to rely upon and may act upon the accounting records and reports generated by the Fund, advice of the Fund, or of counsel for the Fund and upon statements of the Fund's independent accountants, and shall be without liability for any action reasonably taken or omitted pursuant to such records and reports or advice, provided that such action is not, to the knowledge of ADS, in violation of applicable federal or state laws or regulations, and provided further that such action is taken without gross negligence, bad faith, willful misconduct or reckless disregard of its duties.

         (b) ADS shall not be liable to the Fund for any error of judgment or mistake of law or for any loss arising out of any act or omission by ADS in the performance of its duties hereunder except as hereinafter set forth. Nothing herein contained shall be construed to protect the Administrator against any liability to the Fund or its security holders to which ADS shall otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties on behalf of the Fund, reckless disregard of ADS's obligations and duties under this Agreement or the willful violation of any applicable law.

         (c) Except as may otherwise be provided by applicable law, neither ADS nor its stockholders, officers, directors, employees or agents shall be subject to, and the Fund shall indemnify and hold such persons harmless from and against, any liability for and any damages, expenses or losses incurred by reason of the inaccuracy of information furnished to ADS by the Fund or its authorized agents or in connection with any error in judgment or mistake of law or any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, by reason of reckless disregard of ADS's obligations and duties under this Agreement or the willful violation of any applicable law.

6.       REPORTS.

         (a) The Fund shall provide to ADS on a quarterly basis a report of a duly authorized officer of the Fund representing that all information furnished to ADS during the preceding quarter was true, complete and correct to the best of its knowledge. ADS shall not be responsible for the accuracy of any information furnished to it by the Fund, and the Fund shall hold ADS harmless in regard to any liability incurred by reason of the inaccuracy of such information.

         (b) ADS shall provide to the Board of Directors of the Fund, on a quarterly basis, a report, in such a form as ADS and the Fund shall from time to time agree, representing that, to its knowledge, the Fund was in compliance with all requirements of applicable federal and state law, including without limitation, the rules and regulations of the Securities and Exchange Commission and the Internal Revenue Service, or specifying any instances in which the Fund was not so in compliance. Whenever, in the course of performing its duties under this Agreement, ADS determines, on the basis of information supplied to ADS by the Fund, that a violation of applicable law has occurred, or that, to its knowledge, a possible violation of applicable law may have occurred or, with the passage of time, could occur, ADS shall promptly notify the Fund and its counsel of such violation.

7.       ADDITIONAL FUNDS AND CLASSES

         In the event that the Corporation establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and Classes under this Agreement. ADS or the Corporation may elect not to make any such series or classes subject to this Agreement.

8.         ACTIVITIES OF ADS.

            (a) ADS shall be free to render similar services to others so long as its services hereinunder are not impaired thereby.

            (b) ADS may subcontract any or all of its responsibilities pursuant to this Agreement to one or more corporations, trusts, firms, individuals or associations, which may be affiliated persons of Forum, who agree to comply with the terms of this Agreement; provided, that any such subcontracting shall not relieve Forum of its responsibilities hereunder. Forum may pay those persons for their services, but no such payment will increase Forum's compensation from the Trust.

9.       RECORDS.

         ADS shall maintain records relating to its services, such as journals, ledger accounts and other records, as are required to be maintained under the 1940 Act and Rule 31a-1 thereunder. The books and records pertaining to the Corporation that are in possession of ADS shall be the property of the Corporation. The Corporation, or the Corporation's authorized representatives, shall have access to such books and records at all times during ADS's normal business hours. Upon the reasonable request of the Corporation, copies of any such books and records shall be provided promptly by ADS to the Corporation or the Corporation's authorized representatives. In the event the Corporation designates a successor that assumes any of ADS's obligations hereunder, ADS shall, at the expense and direction of the Corporation, transfer to such successor all relevant books, records and other data established or maintained by ADS under this Agreement.


10.      CONFIDENTIALITY.

         ADS agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that ADS may

         (a) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

         (b) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

         (c) release such other information as approved in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where ADS may be exposed to civil or criminal contempt proceedings for failure to release the information, when requested to divulge such information by duly constituted authorities or when so requested by the Trust.


11.      EFFECTIVENESS, DURATION, AND TERMINATION

         (a) This Agreement shall become effective on the date first above written.

         (b) This Agreement shall remain in effect for a period of three (3) years from the date of its effectiveness and shall continue in effect for successive twelve-month periods; provided that such continuance is specifically approved at least annually by the Board and by a majority of the Trustees who are not parties to this Agreement or interested persons of any such party.

         (c) In the event of a material breach of this Agreement by either party, the non-breaching part shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall by 45 days to remedy the breach. If said breach is not remedied to the reasonable satisfaction of the non-breaching party, the non-breaching party may thereafter terminate this Agreement immediately.

         If after such termination for so long as ADS, with the written consent of the Corporation, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation, the provisions dealing with indemnification, shall continue in full force and effect.

         Compensation due ADS and unpaid by the Corporation upon such termination shall be immediately due and payable upon, and notwithstanding, such termination.

         (d) If at any time during the initial or any subsequent term of this Agreement, ADS is replaced as transfer agent for any reason other than for a material breach of this Agreement which ADS does not cure within a reasonable time, or the Fund is merged into or sells all (or substantially all) of its assets to another fund or family of funds for which ADS does not serve as transfer agent, then the Fund shall, immediately upon demand by ADS, make a one time cash payment equal to the net present value of the revenues ADS would have earned during the remainder of the initial or subsequent term of the Agreement, as the case may be, at the fee rate in effect at the time of such event (including any applicable minimum).

         For purposes of this paragraph, the asset figured used to calculate the fee due ADS hereunder shall be the highest monthly average assets of the Fund at any time during the 12 months immediately preceding the termination of ADS (or the merger or sale of assets) of the Fund.

         If the Corporation terminates this Agreement ADS shall be entitled to collect from the Corporation, in addition to the compensation described under
Section 2 hereof, the amount of all of ADS's reasonable cash disbursements for services in connection with ADS's' activities in effecting such termination, including without limitation, the delivery to the Corporation and/or its designees of the Corporation's property, records, instruments and documents, or any copies thereof. Subsequent to such termination, for a reasonable fee, ADS will provide the Corporation with reasonable access to all Corporation documents or records, if any, remaining in its possession. Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, ADS reserves the right to charge for any other reasonable costs and expenses associated with such termination.

         (e) The obligations of Sections 2 and 3 shall survive any termination of this Agreement

12.      ASSIGNMENT.

         This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the prior written consent of ADS.

13.  FORCE MAJEURE

            ADS shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

14.  SERVICE DAYS

            Nothing contained in this Agreement is intended to or shall require ADS, in any capacity under this Agreement, to perform any functions or duties on any day other than a business day of the Trust or of a Fund. Functions or duties normally scheduled to be performed on any day which is not a business day of the Trust or of a Fund shall be performed on, and as of, the next business day, unless otherwise required by law.

[Note section 16 is for use with business trusts only]
15.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

            The trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and ADS agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which Forum's rights or claims relate in settlement of such rights or claims, and not to the trustees of the Trust or the shareholders of the Funds.

16.      NOTICES.

         All notices and other communications hereunder shall be in writing, shall be deemed to have been given when delivered in person or by certified mail, return receipt requested, and shall be given to the following addresses (or such other addresses as to which notice is given):

         To the Fund:

                  Michael Miola
                  President and Chairman of the Board
                  Questar Funds, Inc., MacroTrends Fund
                  150 Motor Parkway, Suite 109
                  Hauppauge, NY  11788

         To ADS:

                  Richard Butt
                  President
                  American Data Services, Inc.
                  150 Motor Parkway, Suite 109
                  Hauppauge, NY  11788


13.         MISCELLANEOUS

         (a) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

         (b) Except for Appendix A to add new Funds and Classes in accordance with Section 6, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (c) The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of New York or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

         (e) The parties may execute this Agreement on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (i) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

         (j) No affiliated person, employee, agent, director, officer or manager of Forum shall be liable at law or in equity for Forum's obligations under this Agreement.

         (k) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


QUESTAR FUNDS, INC., MACROTRENDS FUND




By:    ___________________________________________________
         Michael Miola, President, Chairman of the Board



AMERICAN DATA SERVICES, INC.



By:    ___________________________
         Richard Butt, President
------------------

                      QUESTAR FUNDS, INC.: MACROTRENDS FUND
                                   SCHEDULE A


         (a) ADMINISTRATIVE SERVICE FEE:

__________________For the services rendered by ADS in its capacity as administrator, as specified in Paragraph 1. DUTIES OF ADS., the Fund shall pay ADS within ten (10) days after receipt of an invoice from ADS at the beginning of each month, a fee equal to the greater of:

          CALCULATED FEE WILL BE BASED UPON PRIOR MONTH AVERAGE NET ASSETS:
         (No prorating partial months)

         NOTE: The following administrative service fees are per portfolio serviced plus out-of-pocket expenses.

         MINIMUM FEE:

         Under $5 million....................................$      3,000
         From $5 million to $10 Million......................       3,500
         From $10 million to $20 million.....................       4,000
         From $20 million on.................................       4,500

         OR,

         NET ASSET CHARGE:

         First $75 Million of average monthly net assets of Fund 1/12th of 0.15% (15 basis points), plus
         Next $75 Million of average monthly net assets of Fund 1/12th of 0.10% (10 basis points), plus
         Over $150 Million of average monthly net assets of Fund 1/12th of 0.07% (7 basis points).

         FEE INCREASES

         On each annual anniversary date of this Agreement, the fees enumerated above will be increased by the change in the Consumer Price Index for the Northeast region (CPI) for the twelve-month period ending with the month preceding such annual anniversary date.

          (b) EXPENSES.

         The following expenses will be charged to the Fund as incurred by ADS in connection with the performance of its duties to include

         The Fund shall reimburse ADS for any out-of-pocket expenses , exclusive of salaries, advanced by ADS in connection with but not limited to the printing or filing of documents for the Fund, travel, daily quotation fees (currently $0.10 for equity & $0.58 for debt positions), capital change information, telephone toll charges, facsimile transmissions, supplies (related to fund records), record storage, postage and courier charges, pro-rata portion of SAS 70 review, and NASDAQ insertion fee ($22 per month).incurred in connection with the performance of its duties hereunder. ADS shall provide the Fund with a monthly invoice of such expenses and the Fund shall reimburse ADS within fifteen
(15) days after receipt thereof.


          (c) STATE REGISTRATION (BLUE SKY) SURCHARGE:

__________________The fees enumerated in paragraph (a) above do not include the initial state registration, renewal and maintenance of registrations (as detailed in Paragraph 1(l) DUTIES OF ADS). Each state registration requested will be subject to the following fees:

                                Initial registration ............... $295.00
                                Registration renewal ............... $150.00
                                Sales reports (if required) ........ $ 25.00

         (d) SPECIAL REPORTS.

__________________All reports and /or analyses requested by the Fund, its auditors, legal counsel, portfolio manager, or any regulatory agency having jurisdiction over the Fund, that are not in the normal course of fund administrative activities as specified in Section 1 of this Agreement shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

                                Labor:
                                  Senior staff - $150.00/hr.
                                  Junior staff - $ 75.00/hr.
                                 Computer time - $ 45.00/hr.


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         (e) SERVICE DEPOSIT.

         The Fund will remit to ADS upon execution of this Agreement a security deposit equal to one (1) month's minimum fee under this Agreement, computed in accordance with the number of portfolios listed in Schedule B of this Agreement. The Fund will have the option to have the security deposit applied to the last month's service fee, or applied to any new contract between the Fund and ADS.

         However, if the Fund elects or is forced to terminate this Agreement for any reason what-so-ever (including, but not limited to, the voluntary or involuntary termination of the Fund, liquidation of the Fund's assets, the sale or merger of the Fund or it's assets to any successor entity) prior to the termination date of this Agreement as specified in Paragraph 8 of this Agreement, the Fund will forfeit the Security Deposit paid to ADS upon execution of this Agreement.







                                      -17-
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                                   SCHEDULE B

                 PORTFOLIOS TO BE SERVICED UNDER THIS AGREEMENT:

                                MacroTrends Fund













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